CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Alliance Pharmaceutical Corp. on Amendment No. 1 of Form SB-2 of our report dated September 16, 2005, on the consolidated financial statements of the Alliance Pharmaceutical Corp. and subsidiaries as of June 30, 2005, and for the year then ended. We also consent to the use of Corbin & Company, LLP’s name as it appears under the caption “Experts.”

/s/ Corbin & Company, LLP Corbin & Company, LLP

Irvine, California
October 13, 205